SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 2003

Date of Filing: January 22, 2004

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard, South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(650) 624-1100
Registrant’s telephone number, including area code:

Item 5.  Other Events

The following table sets forth information concerning the compensation that we paid during the fiscal years ended December 31, 2003, 2002 and 2001 to our Chief Executive Officer and each of the four other most highly compensated executive officers who earned more than $100,000 during 2003.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options/SARS(1)		All other Compensation

James M. Gower	2003	$340,512	—	270,000		—
Chief Executive Officer, Chairman of the Board and	2002	330,000	—	—		—
Director	2001	288,837	$50,000	—		—
Donald G. Payan	2003	309,625	—	250,000		—
Executive Vice President and Chief Scientific	2002	300,000	—	—		—
Officer and Director	2001	263,833	60,000	—		—
Elliot B. Grossbard(2)	2003	283,823	—	177,778	(3)	—
Senior Vice President, Medical Development	2002	206,270	—	—		—
	2001	—	—	—		—
Dolly A. Vance	2003	279,160	—	131,249	(4)	—
General Counsel and Vice President of	2002	245,000	—	—		—
Intellectual Property	2001	231,675	—	—		—
Raul R. Rodriguez	2003	247,700	—	193,889	(5)	—
Senior Vice President, Business Development and	2002	240,000	—	—		—
Commercial Operations	2001	216,321	15,000	—		—

(1)

Options granted in 2003 were made under our 2000 Equity Incentive Plan.  The share numbers set forth in the table reflect a one-for-nine reverse split of shares of our outstanding common stock on June 24, 2003.

(2)	Dr. Grossbard began employment effective April 1, 2002.

(3)

Includes an option for 27,778 shares granted in July 2003 in connection with an option exchange approved by our stockholders that resulted in the cancellation of options for 27,778 shares originally granted in 2002.

(4)

Includes an option for 31,249 shares granted in July 2003 in connection with an option exchange approved by our stockholders that resulted in the cancellation of options for 31,249 shares originally granted in 2000, 2001, 2002 and 2003.

(5)

Includes an option for 43,889 shares granted in July 2003 in connection with an option exchange approved by our stockholders that resulted in the cancellation of options for 43,889 shares originally granted in 2000, 2002 and 2003.

Stock Option Grants and Exercises

The following table sets forth summary information regarding the option grants made to our Chief Executive Officer and each of our four other most highly paid executive officers during 2003. Options granted to purchase shares of our common stock under our 2000 Equity Incentive Plan generally vest over a four-year period. The exercise price per share is equal to the fair market value of our common stock on the date of grant.

The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•                                          multiplying the number of shares of common stock under the option by the closing price of our stock on December 31, 2003 at a price of $19.20 per share;

•                                          assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

•                                          subtracting from that result the aggregate option exercise price.

Percentages shown under “% of Total Options Granted to Employees in 2003” are based on an aggregate of 1,977,675 options granted to employees under our 2000 Equity Incentive Plan and our 2001 Non-Officer Equity Incentive Plan during 2003.  The share numbers set forth in the table reflect a one-for-nine reverse split of shares of our outstanding common stock on June 24, 2003.

Option Grants in Last Fiscal Year Ended December 31, 2003

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Appreciation of Stock Price for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2003	Exercise Price $/Sh	Expiration Date	5%	10%

James M. Gower	270,000	13.7%	$8.25	7/16/2013	$6,048,000	$10,708,200
Donald G. Payan	250,000	12.7%	$8.25	7/16/2013	5,600,000	9,915,000
Elliot B. Grossbard	150,000	7.6%	$8.25	7/16/2013	3,360,000	5,949,000
	27,778	1.4%	$9.20	8/4/2006	352,503	427,503
Dolly A. Vance	100,000	5.1%	$8.25	7/16/2013	2,240,000	3,966,000
	31,249	1.6%	$9.20	8/4/2006	396,550	480,922
Raul R. Rodriguez	150,000	7.6%	$8.25	7/16/2013	3,360,000	5,949,000
	43,889	2.2%	$9.20	8/4/2006	556,951	675,452

The following table sets forth summary information regarding the number and value of shares acquired upon exercise of options in 2003 and options held as of December 31, 2003 for our Chief Executive Officer and each of our four most highly compensated executive officers. Amounts shown in the “Value of Unexercised In-the-Money Options at December 31, 2003” column are based on the closing market price on December 31, 2003 of $19.20 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the aggregate exercise price payable for the shares. The share numbers set forth in the table reflect a one-for-nine reverse split of shares of our outstanding common stock on June 24, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name	Shares Acquired on Exercise (#)	Value Realized	Vested	Unvested	Vested	Unvested

James M. Gower	—	—	76,458	243,542	$1,148,963	$2,677,537
Donald G. Payan	13,333	$81,598	28,819	224,515	337,931	2,462,915
Elliot B. Grossbard	—	—	15,625	162,153	171,094	1,749,186
Dolly A. Vance	—	—	10,416	120,833	114,055	1,293,435
Raul R. Rodriguez	—	—	15,625	178,264	171,094	1,910,296

Compensation of Directors

Rigel does not provide cash compensation to members of its board of directors for serving on the board of directors or for attendance at committee meetings. The members of the board of directors are eligible for reimbursement for their expenses incurred in connection with attendance at board meetings in accordance with Rigel policy.

Each of our non-employee directors receives stock option grants under the 2000 Non-Employee Directors’ Stock Option Plan, or Directors’ Plan. Only non-employee directors or their affiliates are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.

Option grants under the Directors’ Plan are non-discretionary. Each person who is elected or appointed for the first time to be a non-employee director automatically receives, upon the date of his or her initial election or appointment to be a non-employee director by the board or Rigel stockholders, an initial grant to purchase 6,667 shares of common stock on the terms and conditions set forth in the plan. In addition, on the day following the annual meeting of stockholders each year, each non-employee director who continues to serve as a non-employee director automatically receives an annual option to purchase 1,667 shares of common stock. These share numbers reflect a one-for-nine reverse split of shares of our outstanding common stock on June 24, 2003. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of our common stock on the date of the option grant. The options vest over two years in equal monthly installments, provided that the non-employee director continues to provide services to Rigel. The term of options granted under the Directors’ Plan is ten years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving us, each option either will continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

Pursuant to the Directors’ Plan, on June 26, 2003, we granted options covering 1,667 shares of common stock to each of Jean Deleage, Walter Moos, Stephen Sherwin and Alan Frazier, each at an exercise price of $8.49 per share. These options vest in 24 equal monthly installments beginning on the grant date.

Employment Contracts and Termination of Employment and Change of Control Arrangements

We have an employment agreement with Dr. Payan, our Executive Vice President and Chief Scientific Officer, dated as of January 16, 1997, which was amended in March 2003 and continues indefinitely. Pursuant to the terms of the amended agreement, Dr. Payan is entitled to receive an annualized base salary of $185,000 and was issued 83,333 shares of our common stock. As of January 16, 2000, all such shares were fully vested and not subject to a right of repurchase by us. Either Rigel or Dr. Payan may terminate his employment at any time for any reason. If we terminate Dr. Payan’s employment without cause, he will receive a severance payment equal to his annual base salary in effect at the date of termination.

We have an employment agreement with Dr. Grossbard, our Senior Vice President and Medical Director, dated as of March 18, 2002, and continuing indefinitely. Pursuant to the terms of the agreement, Dr. Grossbard is entitled to receive an annualized base salary of $275,000 and was issued an option to purchase 27,778 shares of our common stock. In 2003, all of these options were tendered for cancellation and subsequently regranted at an exercise price of $9.20 per share under the repricing plan approved by our stockholders.   Either Rigel or Dr. Grossbard may terminate his employment at any time for any reason. If, solely as a result of change in control of Rigel, Dr. Grossbard’s employment is terminated or his responsibilities are substantially diminished for any reason prior to April 1, 2004, then the option to purchase 27,778 shares shall vest and become immediately exercisable in full.

The share numbers set forth above reflect a one-for-nine reverse split of shares of our outstanding common stock on June 24, 2003.

Option Repricing

In July 2003, we completed a stock option exchange program approved by our stockholders on June 20, 2003 in which we offered all of our employees (except employees on certain leaves of absence), officers, consultants and non-employee directors, the opportunity to exchange outstanding options with exercise prices greater than $9.00 for new stock options at an exercise price equal to the fair market value of our common stock at the end of the offer period. We implemented the stock option exchange program because the options eligible to be exchanged had exercise prices significantly higher than the market price of our common stock, and we believed that those options were unlikely to be exercised in the near future and were not providing proper incentives to our employees, officers, consultants and directors. By providing the stock option exchange program, we intended to maximize stockholder value by creating better performance incentives for our employees, officers, consultants and directors, to improve morale and provide a proper incentive to our employees, officers, consultants and directors by realigning our compensation programs to more closely reflect current market and economic conditions. The replacement stock options vest over three years and expire on the fifth business day following the three-year anniversary of the date of grant.

The following table shows certain information concerning the repricing of options received by all executive officers during the last ten years. The share numbers set forth in the table reflect a one-for-nine reverse split of shares of our outstanding common stock on June 24, 2003.

Ten-Year Option Repricings

Name	Date of Repricing	Number of Securities Underlying Options Exchanged	Market Price of Stock at Time of Exchange	Exercise Price at Time of Exchange $/Sh	New Exercise Price $/Sh	Length of Original Option Term Remaining at Date of Exchange (in Months)
James M. Gower	—	—	—	—	—	—
Donald G. Payan	—	—	—	—	—	—
Elliott B. Grossbard	7/28/03	27,778	$9.20	$33.66	$9.20	105
Dolly A. Vance	7/28/03	13,889	$9.20	$81.00	$9.20	86
	7/28/03	3,472	$9.20	$51.93	$9.20	99
	7/28/03	2,777	$9.20	$41.58	$9.20	102
	7/28/03	11,111	$9.20	$9.09	$9.20	114
Raul R. Rodriguez	7/28/03	27,222	$9.20	$40.50	$9.20	79
	7/28/03	16,667	$9.20	$12.60	$9.20	112
James H. Welch	7/28/03	5,556	$9.20	$40.50	$9.20	78

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: January 22, 2004

	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary